SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2004 (March 8, 2004)

Date of Report (Date of earliest event reported)

LaBARGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-05761
73-0574586

(Commission File Number)          (IRS Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124

(Address of principal executive offices)	(Zip Code)

(314) 997-0800

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

FORM 8-K

Item 7. Financial Statements and Exhibits.

 (c) Exhibits

99.1	Text of slides to be shown during the Registrant’s presentation on March 8, 2004.
99.2	Press release dated March 8, 2004.

Item 9. Regulation FD

     On March 8, 2004, certain members of the Registrant’s management will meet with institutional investors and will make a slide presentation. The text of slides to be shown during the presentation is attached hereto and incorporated herein by reference as Exhibit 99.1 to this Form 8-K.

Also on March 8, 2004 the Registrant reaffirmed its guidance for its fiscal 2004 third and fourth quarters and introduced guidance for its 2005 fiscal year in a press release, a copy of which is attached hereto and incorporated herein.

The furnishing of this Exhibit is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material investor information that is not otherwise publicly available. Statements in Exhibit 99 that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of March 8, 2004, the date of the presentation. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to: the impact of increasing competition or deterioration of economic conditions in LaBarge’s markets; cutbacks in defense spending by the U.S. Government; the outcome of litigation the Company is party to; unexpected increases in the cost of raw materials, labor and other resources necessary to operate LaBarge’s business; and the availability, amount, type and cost of financing for LaBarge and any changes to that financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc.

(Registrant)

Date: March 8, 2004	By: /s/ Donald H. Nonnenkamp

Donald H. Nonnenkamp
Vice President, Chief Financial
Officer and Secretary

Exhibit Index

Index Number	Description
99.1	Text of slides to be shown during the Registrant’s presentation on March 8, 2004.

99.2	Press release dated March 8, 2004.